Exhibit 99.1

Stephen Smith/Mary Anthes
The Hain Celestial Group, Inc.
516-587-5000

HAIN CELESTIAL ANNOUNCES RECORD FOURTH QUARTER AND
FISCAL YEAR 2015 NET SALES AND EARNINGS PER DILUTED SHARE

Fourth Quarter Net Sales Reach $698.1 Million, a 20% Increase
Fiscal Year Net Sales Reach $2.69 Billion, a 25% Increase
Adjusted Fiscal Year Net Sales Reach $2.71 Billion, a 26% Increase

Fourth Quarter Earnings Per Diluted Share $0.68, a 94% Increase
Adjusted Fourth Quarter Earnings Per Diluted Share $0.55, a 22% Increase
Fiscal Year Earnings Per Diluted Share $1.62, a 16% Increase
Adjusted Fiscal Year Earnings Per Diluted Share $1.88, an 18% Increase

Fiscal Year 2016 Guidance
Net Sales of $2.97 Billion to $3.11 Billion
$2.11 to $2.26 Earnings Per Diluted Share

Lake Success, NY, August 18, 2015-The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading organic and natural products company with operations in North America, Europe and India providing consumers with A Healthier Way of Life™, today reported results for its fourth quarter and fiscal year ended June 30, 2015.

PERFORMANCE HIGHLIGHTS

Fourth Quarter Fiscal Year 2015

•	Record fourth quarter net sales of $698.1 million, a 20% increase over the prior year period;

•	Earnings per diluted share of $0.68, a 94% increase; adjusted earnings per diluted share of $0.55, a 22% increase;

•	Operating income of $74.7 million, 11% of net sales; adjusted operating income of $90.3 million, 13% of net sales.

Fiscal Year 2015

•	Record net sales of $2.69 billion, a 25% increase; adjusted net sales of $2.71 billion, adjusted for the nut butter voluntary recall in August 2014, a 26% increase over the prior year period;

•	Earnings per diluted share of $1.62, a 16% increase; adjusted earnings per diluted share of $1.88, an 18% increase;

•	Operating income of $237.7 million, 9% of net sales; adjusted operating income of $314.1 million, 12% of net sales.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

“We ended the year with record net sales and earnings growth fueled by strong worldwide demand for our diverse portfolio of leading organic and natural brands across many product categories, sales channels and geographies,” said Irwin D. Simon, Founder, President and Chief Executive Officer of Hain Celestial. “We achieved these results while overcoming numerous challenges during the year including the largest voluntary recall in the Company’s history, a fire that limited production for one of our largest brands and disruptions with some of our distributor and retail customers. Our global team did a tremendous job in both the fourth quarter and fiscal year with product innovation, controlling expenses, improving productivity and successfully integrating acquisitions by leveraging our infrastructure.”

Fourth Quarter 2015
Hain Celestial US reported record fourth quarter net sales of $332.8 million. In the United Kingdom, net sales were $184.9 million, and the Rest of the World segment reported net sales of $62.0 million, which also includes the recently acquired Belvedere International, Inc. in Canada with its Live Clean® brand. The Hain Pure Protein segment (HPPC) reported net sales of $118.5 million, which includes the recently acquired Empire® brand of kosher foods. The Company had strong brand sales in constant currency led by certain global brands including Terra®, Tilda®, Imagine®, Earth’s Best®, Avalon Organics® and Alba Botanica® with strong performance from Frank Cooper’s®, Bearitos®, Rosetto®, Danival®, Lima®, Sensible Portions®, Hain Pure Foods® and Spectrum®. Net sales of Rudi’s Organic Bakery®, Plainville Farms®, FreeBird®, Empire®, Kosher Valley® and Live Clean® brands acquired during or after the fourth quarter of fiscal year 2014 also contributed to the growth.

The Company earned net income from continuing operations of $71.1 million, a 99% increase, and adjusted net income of $57.2 million, a 24% increase, compared to the prior year fourth quarter. Earnings per diluted share for the fourth quarter were $0.68, a 94% increase versus the prior year period, which includes a $20.7 million tax benefit resulting from an election made during the quarter to change the tax status of one of the Company’s international subsidiaries. On an adjusted basis earnings per diluted share for the fourth quarter were $0.55, a 22% increase. Refer to Non-GAAP Financial Measures in this press release for adjustments.

Fiscal Year 2015
Hain Celestial US reported record net sales of $1.367 billion. In the United Kingdom, net sales were $736.0 million, and the Rest of World segment reported net sales of $226.5 million. Rest of World includes the recently acquired Live Clean® brand. HPPC, which includes the recently acquired Empire® brand of kosher foods, reported net sales of $358.6 million. The Company had strong brand sales in constant currency led by global brands including Sensible Portions®, Natumi®, Terra®, Danival®, Garden of Eatin’®, Earth’s Best®, Avalon Organics®, Alba Botanica® and Jason® with strong performance from Bearitos®, Westbrae® Earth’s Best® and Frank Cooper’s®. Net sales of Plainville Farms®, FreeBird®, Empire®, Kosher Valley® and Live Clean® brands acquired after fiscal year 2014 also contributed to the growth.

The Company earned net income from continuing operations of $167.9 million, a 19% increase, and adjusted net income of $193.9 million, a 22% increase, for the fiscal year. Earnings per diluted share for the fiscal year were $1.62, a 16% increase, and on an adjusted basis were $1.88, an 18% increase. Refer to Non-GAAP Financial Measures in this press release for adjustments.

Fiscal Year 2015 Achievements
The Company highlighted several of its accomplishments during fiscal year 2015:

•	Completed three strategic acquisitions:

•	Hain Pure Protein Corporation (Plainville Farms® and FreeBird® brands);

•	EK Holdings, Inc. (Empire® Kosher and Kosher Valley® brands);

•	Belvedere International, Inc. (Live Clean® brand);

•	Worldwide sales reached a record $2.7 billion;

•	Achieved record adjusted EBITDA of $375 million;

•	Hain Celestial US consumption measured by Nielsen of top 200 SKUs was up 11% with distribution up 5%;

•	Introduced over 200 new innovative products worldwide;

•	Delivered in excess of $55 million in worldwide productivity savings.

“Our outlook for growth in fiscal 2016 and beyond remains robust. We believe Hain Celestial is well-positioned as the consumption of branded organic and natural products continues to rise and our distribution footprint further evolves on a global basis in both new and existing markets across our broad network of sales channels,” concluded Irwin Simon.

Fiscal Year 2016 Guidance
The Company provided annual guidance for fiscal year 2016:

•	Total net sales range of $2.97 billion to $3.11 billion, an increase of approximately 10% to 15% as compared to fiscal year 2015;

•	Earnings range of $2.11 to $2.26 per diluted share, an increase of 12% to 20% as compared to fiscal year 2015.

Guidance is provided for continuing operations on a non-GAAP basis and excludes acquisition-related expenses, integration and restructuring charges, start-up costs, unrealized net foreign currency gains or losses, reserves for litigation matters and other non-recurring items, including any product recalls or market withdrawals, that have been or may be incurred during the Company’s fiscal year 2016, which the Company will continue to identify as it reports its future financial results. Guidance excludes the impact of any future acquisitions.

Segment Results
The Company’s operations are managed into the following segments: United States, United Kingdom, HPPC and Rest of World (comprised of Canada and Continental Europe).

The following is a summary of three months and twelve months results by reportable segment:

(dollars in thousands)	United States	United Kingdom	Hain Pure Protein	Rest of World	Corporate / Other	Total
NET SALES
Net sales - Three months ended 6/30/15	$332,776	$184,852	$118,504	$62,004	$—	$698,136
Net sales - Three months ended 6/30/14	$322,984	$200,469	$—	$60,375	$—	$583,828

% change - FY'15 net sales vs. FY'14 net sales	3.0%	(7.8)%		2.7%		19.6%
* The calculated % change does not reflect the impact of the nut butter recall or foreign currency translation as compared to the prior period.

OPERATING INCOME
Three months ended 6/30/15
Operating income	$58,870	$16,604	$9,974	$5,778	$(16,514)	$74,712
Non-GAAP Adjustments [1]	$3,364	$3,256	$119	$—	$8,869	$15,608
Adjusted operating income	$62,234	$19,860	$10,093	$5,778	$(7,645)	$90,320
Adjusted operating income margin	18.7%	10.7%	8.5%	9.3%		12.9%

Three months ended 6/30/14
Operating income	$46,286	$20,383	$—	$5,387	$(12,033)	$60,023
Non-GAAP Adjustments [1]	$6,000	$7,302	$—	$—	$583	$13,885
Adjusted operating income	$52,286	$27,685	$—	$5,387	$(11,450)	$73,908
Adjusted operating income margin	16.2%	13.8%		8.9%		12.7%

(1) See accompanying tables of "Reconciliation of GAAP Results to Non-GAAP Measures"

(dollars in thousands)	United States	United Kingdom	Hain Pure Protein	Rest of World	Corporate / Other	Total
NET SALES
Net sales - Twelve months ended 6/30/15	$1,367,388	$735,996	$358,582	$226,549	$—	$2,688,515
Non-GAAP Adjustments [1]	$15,773	$—	$—	$928	$—	$16,701
Adjusted net sales - Twelve months ended 6/30/15	$1,383,161	$735,996	$358,582	$227,477	$—	$2,705,216

Net sales - Twelve months ended 6/30/14 [2]	$1,282,175	$637,454	$—	$233,982	$—	$2,153,611

% change - FY'15 adjusted net sales vs. FY'14 net sales	7.9%	15.5%		(2.8)%		25.6%

OPERATING INCOME
Twelve months ended 6/30/15
Operating income	$199,901	$46,222	$26,479	$16,438	$(51,295)	$237,745
Non-GAAP Adjustments [1]	$36,910	$15,258	$259	$2,187	$21,690	$76,304
Adjusted operating income	$236,811	$61,480	$26,738	$18,625	$(29,605)	$314,049
Adjusted operating income margin	17.1%	8.4%	7.5%	8.2%		11.6%

Twelve months ended 6/30/14
Operating income	$205,864	$52,661	$—	$16,931	$(47,719)	$227,737
Non-GAAP Adjustments [1]	$6,482	$9,510	$—	$866	$11,449	$28,307
Adjusted operating income	$212,346	$62,171	$—	$17,797	$(36,270)	$256,044
Adjusted operating income margin	16.6%	9.8%		7.6%		11.9%

(1) See accompanying tables of "Reconciliation of GAAP Results to Non-GAAP Measures"
(2) There were no non-GAAP adjustments to net sales for the twelve months ended 6/30/14

Webcast
Hain Celestial will host a conference call and webcast at 8:30 AM Eastern Time today to review its fourth quarter and fiscal year 2015 results. The conference call will be webcast and available under the Investor Relations section of the Company’s website at www.hain.com.

The Hain Celestial Group, Inc.
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe and India. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Ella’s Kitchen®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Casbah®, Rudi’s Organic Bakery®, Gluten Free Café™, Hain Pure Foods®, Spectrum®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, BluePrint®, FreeBird®, Plainville Farms®, Empire®, Kosher Valley®, Yves Veggie Cuisine®, Europe’s Best®, Cully & Sully®, New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare®, Hartley’s®, Sun-Pat®, Gale’s®, Robertson’s®, Frank Cooper’s®, Linda McCartney®, Lima®, Danival®, Joya®, Natumi®, GG UniqueFiber®, Tilda®, JASON®, Avalon Organics®, Alba Botanica®, Live Clean® and Queen Helene®. Hain Celestial has been providing A Healthier Way of Life™ since 1993. For more information, visit www.hain.com.

Safe Harbor Statement
Certain statements contained in this press release constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Words such as “plan,” “continue,” “expect,” “expected,” “anticipate,” “intend”, “estimate,” “believe,” “seek”, “may,” “potential,” “can,” “positioned,” “should,” “future,” “look forward”, “outlook”, and similar expressions, or the negative of those expressions, may identify forward-looking statements. These forward-looking statements include the Company’s beliefs or expectations relating to (i) the Company’s guidance for net sales and earnings per diluted share for fiscal year 2016 and (ii) growth trends and distribution opportunities. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the Company’s actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the Company’s ability to achieve its guidance for net sales and earnings per diluted share in fiscal year 2016 given the economic environment in the U.S. and other markets that it sells products as well as economic, political and business conditions generally and their effect on the Company’s customers and consumers' product preferences, and the Company’s business, financial condition and results of operations; changes in estimates or judgments related to the Company’s impairment analysis of goodwill and other intangible assets, as well as with respect to the Company's valuation allowances of its deferred tax assets; the Company’s ability to implement its business and acquisition strategy; the ability of the Company’s joint venture investment to successfully execute its business plan; the Company’s ability to realize sustainable growth generally and from investments in core brands, offering new products and its focus on cost containment, productivity, cash flow and margin enhancement in particular; the Company’s ability to effectively integrate its acquisitions; the Company’s ability to successfully consummate its proposed divestitures; the effects on the Company’s results of operations from the impacts of foreign exchange; competition; the success and cost of introducing new products as well as the Company’s ability to increase prices on existing products; availability and retention of key personnel; the Company’s reliance on third party distributors, manufacturers and suppliers; the Company’s ability to maintain existing customers and secure and integrate new customers; the Company’s ability to respond to changes and trends in customer and consumer demand, preferences and consumption; risks associated with international sales and operations; changes in fuel, raw material and commodity costs; changes in, or the failure to comply with, government laws and regulations; the availability of organic and natural ingredients; the loss of one or more of the Company’s manufacturing facilities; independent co-packers or distribution centers; the ability to manage the Company’s supply chain effectively; the ability to use the Company’s trademarks; reputational damage; product liability; outbreaks of diseases or food-borne illnesses; product recall or market withdrawal; seasonality; litigation; the Company's reliance on its information technology systems; and the other risks detailed from time-to-time in the Company’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended June 30, 2014. As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including adjusted operating income, adjusted income from continuing operations, adjusted income per diluted share from continuing operations, adjusted EBITDA (defined below) and operating free cash flow. The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are presented in the tables “Reconciliation of GAAP Results to Non-GAAP Measures” for the three and twelve months ended June 30, 2015 and 2014 and in the paragraphs below. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company’s Consolidated Statements of Income presented in accordance with GAAP.

The Company defines adjusted EBITDA as net income (a GAAP measure) before income taxes, net interest expense, depreciation and amortization, impairment of long lived assets, equity in the earnings of non-consolidated affiliates, stock based compensation, acquisition-related expenses, including integration and restructuring charges, and other non-recurring items. The Company’s management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses this measure for reviewing the financial results of the Company and as a component of performance-based executive compensation.

For the three and twelve months ended June 30, 2015 and 2014, adjusted EBITDA was calculated as follows:

	3 Months Ended		12 Months Ended
	6/30/2015	6/30/2014	6/30/2015	6/30/2014
	(dollars in thousands)		(dollars in thousands)
Net Income	$71,072	$35,724	$167,896	$139,851
Income taxes	2,739	21,851	47,883	70,098
Interest expense, net	5,726	5,791	23,369	21,985
Depreciation and amortization	13,523	13,443	56,587	48,040
Impairment of long lived assets	—	—	6,514	—
Equity in earnings of affiliates	(174)	(1,857)	(489)	(3,985)
Stock based compensation	3,263	2,792	12,197	12,449
Subtotal	$96,149	$77,744	$313,957	$288,438
Adjustments (a)	15,608	13,885	61,536	29,937
Adjusted EBITDA	$111,757	$91,629	$375,493	$318,375

(a) The adjustments include all adjustments in the table "Reconciliation of GAAP Results to Non-GAAP Measures" except for unrealized currency impacts, gain on disposal of investment held for sale, interest accretion and other items, net and taxes.

The Company defines Operating Free Cash Flow as cash provided from or used in operating activities (a GAAP measure) less capital expenditures. The Company views operating free cash flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments. For the fiscal years ended June 30, 2015 and 2014, operating free cash flow was calculated as follows:

	Fiscal Year ended
	6/30/15	6/30/14
	(dollars in thousands)
Cash flow provided by operating activities	$185,482	$184,768
Purchases of property, plant and equipment	(51,217)	(41,611)
Operating free cash flow	$134,265	$143,157

Operating free cash flow for the fiscal year ended June 30, 2015 was $134.3 million, compared to $143.2 million in the prior year period. Our current period operating free cash flow was impacted primarily by the effects of the nut butter voluntary recall and higher capital expenditures.

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(In thousands)

	June 30	June 30,
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$166,922	$123,751
Accounts receivable, net	320,197	287,915
Inventories	382,211	320,251
Deferred income taxes	20,758	23,780
Other current assets	42,931	47,906
Total current assets	933,019	803,603

Property, plant and equipment, net	344,262	310,661
Goodwill, net	1,136,079	1,134,368
Trademarks and other intangible assets, net	647,754	651,482
Investments and joint ventures	2,305	36,511
Other assets	33,851	28,692
Total assets	$3,097,270	$2,965,317

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$251,999	$239,162
Accrued expenses and other current liabilities	79,167	84,906
Current portion of long-term debt	31,275	100,096
Total current liabilities	362,441	424,164

Long-term debt, less current portion	812,608	767,827
Deferred income taxes	145,297	148,439
Other noncurrent liabilities	5,237	5,020
Total liabilities	1,325,583	1,345,450

Stockholders' equity:
Common stock*	1,058	1,031
Additional paid-in capital*	1,073,671	969,182
Retained earnings	797,514	629,618
Accumulated other comprehensive income (loss)	(42,406)	60,128
Subtotal	1,829,837	1,659,959
Treasury stock	(58,150)	(40,092)
Total stockholders' equity	1,771,687	1,619,867

Total liabilities and stockholders' equity	$3,097,270	$2,965,317

* Amounts as of June 30, 2014 have been retroactively adjusted to reflect a two-for-one stock split of our common stock in the form of a 100% stock dividend.

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)

Net sales	$698,136	$583,828	$2,688,515	$2,153,611
Cost of sales	530,439	431,628	2,069,898	1,586,418
Gross profit	167,697	152,200	618,617	567,193

Selling, general and administrative expenses	85,903	84,195	348,517	311,288
Amortization/impairment of acquired intangibles	4,494	4,352	23,495	15,600
Acquisition related expenses including integration and restructuring charges, net	2,588	3,630	8,860	12,568

Operating income	74,712	60,023	237,745	227,737

Interest expense and other expenses, net	1,075	4,304	22,455	20,143
Income before income taxes and equity in earnings of equity-method investees	73,637	55,719	215,290	207,594
Income tax provision	2,739	21,852	47,883	70,099
(Income) of equity-method investees, net of tax	(174)	(1,857)	(489)	(3,985)

Income from continuing operations	71,072	35,724	167,896	141,480
Loss from discontinued operations, net of tax	—	—	—	(1,629)
Net income	$71,072	$35,724	$167,896	$139,851

Basic net income per share*:
From continuing operations	$0.69	$0.36	$1.65	$1.45
From discontinued operations	—	—	—	(0.02)
Net income per share - basic	$0.69	$0.36	$1.65	$1.43

Diluted net income per share*:
From continuing operations	$0.68	$0.35	$1.62	$1.42
From discontinued operations	—	—	—	(0.02)
Net income per share - diluted	$0.68	$0.34	$1.62	$1.40

Weighted average common shares outstanding:
Basic	102,610	100,158	101,703	97,750
Diluted	104,005	102,288	103,421	100,006

*Share and per share amounts for the three and twelve months ended June 30, 2014 have been retroactively adjusted to reflect a two-for-one stock split of our common stock in the form of a 100% stock dividend.

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(in thousands, except per share amounts)

	Three Months Ended June 30,
	2015 GAAP	Adjustments	2015 Adjusted	2014 Adjusted
	(Unaudited)

Net Sales	$698,136	$—	$698,136	$583,828
Cost of sales	530,439	(6,343)	524,096	421,764
Gross profit	167,697	6,343	174,040	162,064
Selling, general and administrative expenses	85,903	(6,677)	79,226	83,804
Amortization/impairment of acquired intangibles	4,494	—	4,494	4,352
Acquisition related expenses including integration and restructuring charges, net	2,588	(2,588)	—	—
Operating income	74,712	15,608	90,320	73,908
Interest and other expenses, net	1,075	5,559	6,634	5,651
Income before income taxes and equity in earnings of equity-method investees	73,637	10,049	83,686	68,257
Income tax provision	2,739	23,920	26,659	23,189
Loss (income) of equity-method investees, net of tax	(174)	—	(174)	(976)
Income from continuing operations	$71,072	$(13,871)	$57,201	$46,044

Income per share from continuing operations - basic*	$0.69	$(0.13)	$0.56	$0.46

Income per share from continuing operations - diluted*	$0.68	$(0.13)	$0.55	$0.45

Weighted average common shares outstanding*:
Basic	102,610		102,610	100,158
Diluted	104,005		104,005	102,288

*Share and per share amounts for the three months ended June 30, 2014 have been retroactively adjusted to reflect a two-for-one stock split of our common stock in the form of a 100% stock dividend.

	FY 2015		FY 2014
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)
Nut butter recall	$2,004	$761	$6,000	$2,179
UK factory start-up costs	2,900	602	2,882	656
BluePrint and other integration costs	1,439	548	982	223
Cost of sales	6,343	1,911	9,864	3,058

Litigation expenses	6,312	2,399	391	148
Other integration costs	365	81	—	—
Selling, general and administrative expenses	6,677	2,480	391	148

Acquisition related fees and expenses, integration and restructuring charges	2,588	768	5,310	1,477
Contingent consideration income	—	—	(1,680)	(638)
Acquisition related expenses including integration and restructuring charges, net	2,588	768	3,630	839

Unrealized currency impacts	(5,559)	(1,909)	(570)	(182)
Gain on disposal of investment held for sale	—	—	(809)	(307)
Interest accretion and other items, net	—	—	32	7
Interest and other expenses, net	(5,559)	(1,909)	(1,347)	(482)

Net loss from Hutchison Hain Organic Holdings Limited discontinued operation	—	—	(881)	—
(Income) of equity-method investees, net of tax	—	—	(881)	—

Gain on tax restructuring	—	20,670	—	—
Valuation allowances due to factory start-up costs	—	—	—	(2,226)
Income tax provision	—	20,670	—	(2,226)

Total adjustments	$10,049	$23,920	$11,657	$1,337

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(in thousands, except per share amounts)

	Twelve Months Ended June 30,
	2015 GAAP	Adjustments	2015 Adjusted	2014 Adjusted
	(Unaudited)

Net Sales	$2,688,515	$16,701	$2,705,216	$2,153,611
Cost of sales	2,069,898	(31,402)	2,038,496	1,572,517
Gross profit	618,617	48,103	666,720	581,094
Selling, general and administrative expenses	348,517	(13,831)	334,686	309,450
Amortization/impairment of acquired intangibles	23,495	(5,510)	17,985	15,600
Acquisition related expenses including integration and restructuring charges, net	8,860	(8,860)	—	—
Operating income	237,745	76,304	314,049	256,044
Interest and other expenses, net	22,455	3,093	25,548	24,575
Income before income taxes and equity in earnings of equity-method investees	215,290	73,211	288,501	231,469
Income tax provision	47,883	47,177	95,060	76,153
Loss (income) of equity-method investees, net of tax	(489)	—	(489)	(3,262)
Income from continuing operations	$167,896	$26,034	$193,930	$158,578

Income per share from continuing operations - basic*	$1.65	$0.26	$1.91	$1.62

Income per share from continuing operations - diluted*	$1.62	$0.26	$1.88	$1.59

Weighted average common shares outstanding*:
Basic	101,703		101,703	97,750
Diluted	103,421		103,421	100,006

*Share and per share amounts for the twelve months ended June 30, 2014 have been retroactively adjusted to reflect a two-for-one stock split of our common stock in the form of a 100% stock dividend.

	FY 2015		FY 2014
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)
Nut butter recall	$15,773	$5,994	$—	$—
European non-dairy beverage withdrawal	928	316	—	—
Net sales	16,701	6,310	—	—

Nut butter recall	13,574	5,158	6,000	2,179
European non-dairy beverage withdrawal	1,259	428	—	—
Fakenham allowance for fire	900	187	—	—
Acquisition related integration costs	4,236	1,365	4,102	1,037
UK factory start-up costs	11,433	2,372	3,362	765
Co-pack contract termination costs	—	—	437	166
Cost of sales	31,402	9,510	13,901	4,147

Nut butter recall	4,909	1,864	—	—
Litigation expenses	7,203	2,751	1,614	613
Tilda insurance consultancy and other start-up/integration costs	1,719	420	—	—
Expenses related to third party sale of common stock	—	—	224	85
Selling, general and administrative expenses	13,831	5,035	1,838	698

Tradename impairment charge	5,510	1,102	—	—
Amortization/impairment of acquired intangibles	5,510	1,102	—	—

Acquisition related fees and expenses, integration and restructuring charges	8,579	2,868	16,184	5,272
Contingent consideration (income) expense, net	281	—	(3,616)	(1,755)
Acquisition related expenses including integration and restructuring charges, net	8,860	2,868	12,568	3,517

Unrealized currency impacts	5,398	1,652	(3,511)	(1,442)
Gain on pre-existing investments in HPPC and Empire Kosher	(8,256)	—	—	—
Gain on disposal of investment held for sale	(314)	—	(1,510)	(573)
Interest accretion and other items, net	79	30	589	191
Interest and other expenses, net	(3,093)	1,682	(4,432)	(1,824)

Net income from Hutchison Hain Organic Holdings Limited discontinued operation	—	—	(881)	—
Hain Pure Protein Corporation mortality losses	—	—	158	—
(Income) of equity-method investees, net of tax	—	—	(723)	—

Gain on tax restructuring	—	20,670	—	—
Change in valuation allowance	—	—	—	(2,226)
Discrete tax benefit resulting from enacted tax rate change	—	—	—	3,777
Change in unrecognized tax benefits	—	—	—	(550)
Nondeductible acquisition related transaction expenses	—	—	—	(1,485)
Income tax provision	—	20,670	—	(484)

Total adjustments	$73,211	$47,177	$23,152	$6,054